Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 26, 2015 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2014 of Paycom Software, Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Grant Thornton LLP
Oklahoma City, Oklahoma
May 13, 2015